                                 SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


[X]Filed by the Registrant


[ ]Filed by a Party other than the Registrant


Check the appropriate box:


[ ]Preliminary Proxy Statement        [ ] Confidential, for use of the
                                            Commission Only
                                           (as permitted by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement


[ ]Definitive Additional Materials


[ ]Soliciting Material Pursuant to  Section  240.14a-11(e) or  Section
   240.14a-12


                           Family Golf Centers, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           Family Golf Centers, Inc.
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.


1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:


-------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:


-------------------------------------------------------------------------------
5) Total fee paid:


-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1) Amount Previously Paid:

-------------------------------------------------------------------------------
2) Form, Schedule or Registration Statement No.:


-------------------------------------------------------------------------------
3) Filing Party:


-------------------------------------------------------------------------------
4) Date Filed:
-------------------------------------------------------------------------------

                           FAMILY GOLF CENTERS, INC.
                              538 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of Family Golf Centers, Inc.:


     The Annual Meeting of Stockholders of Family Golf Centers, Inc. (the "Company") will be held at Sports Plus, 110 New Moriches Road, Lake Grove, New York 11755 at 10:00 a.m., Eastern Daylight Savings Time, on July 9, 1999 for the following purposes:


     1. To elect the Board of Directors for the ensuing year.


     2. To ratify the appointment of Richard A. Eisner & Company, LLP as the independent auditors and accountants for the Company for the year ending December 31, 1999.


     3. To transact such other business as may properly come before the meeting.


     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on May 17, 1999, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to notice of and vote at the meeting will be open to examination by stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 538 Broadhollow Road, Melville, New York 11747.



     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.


                                        By Order of the Board of Directors



                                        /s/ Pamela S. Charles
                                        ---------------------

                                        PAMELA S. CHARLES
                                        Secretary


Melville, New York
June 3, 1999

                           FAMILY GOLF CENTERS, INC.
                             538 BROADHOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                                 (516) 694-1666

                               ----------------
                                PROXY STATEMENT
                               ----------------

     The accompanying proxy is solicited by the Board of Directors of Family Golf Centers, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Daylight Savings New York time, on July 9, 1999 at Sports Plus, 110 New Moriches Road, Lake Grove, New York 11755 and any adjournment thereof.


                          VOTING SECURITIES; PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

     The holders of a majority of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all matters other than the election of directors, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director, FOR the approval of Proposal 2 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting. Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to Proposals 1 or 2.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     At the close of business on May 17, 1999, 25,979,085 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on May 17, 1999 are entitled to notice of, and to vote at, the Annual Meeting. All share and per share numbers included herein have been retroactively adjusted to give effect to a three-for-two stock split in the form of a stock dividend paid on May 4, 1998 to holders of record as of April 20, 1998 (the "1998 Stock Split").

     This proxy material is first being mailed to stockholders commencing on or about June 3, 1999.

                                  PROPOSAL 1

               ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at six. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has also been fixed at six. The Board of Directors currently consists of the six directors listed below. Each of these six has agreed to stand for re-election at the Annual Meeting to hold office for a period of one year until the next annual meeting, and in any event until a successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy.

     The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

     The following table sets forth certain information with respect to each person who is currently a director of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

                      NOMINEES FOR ELECTION AS A DIRECTOR




NAME                             AGE    POSITION
----                            -----   --------
Dominic Chang ...............    49      Chairman of the Board and Chief Executive Officer
James Ganley ................    62      Director
Jimmy C.M. Hsu ..............    49      Director
Donald R. Monks .............    51      Director
Krishnan P. Thampi ..........    50      President, Chief Operating Officer, Assistant Secretary, Treasurer
                                         and Director
Yupin Wang ..................    66      Director

     DOMINIC CHANG has been the Chairman of the Board and Chief Executive officer of the Company and its predecessors since 1991. Prior to March 1998, Mr. Chang also held the title of President. Mr. Chang is currently serving as a director of the National Golf Foundation and Stonybrook University Foundation. He is also a member of the Metropolitan Regional Advisory Board of The Chase Manhattan Corporation. From 1989 to 1992, Mr. Chang was a Senior Vice President and Sector Executive for Corporate Real Estate and General Services for The Bank of New York. He was responsible for the acquisition, management and disposition of The Bank of New York's properties worldwide, facilities design and construction, security and centralized administrative services. Mr. Chang previously had over 15 years banking experience with Bankers Trust and Irving Trust Company. He has a Masters Degree in Industrial Engineering from New York University and a Bachelors Degree from the State University of New York at Stonybrook.

     JAMES GANLEY has been a director of the Company since 1994. From October 1998 until his retirement in 1990, Mr. Ganley was a Senior Executive Vice President of The Bank of New York. Mr. Ganley was a member of the Senior Management Steering Committee at The Bank of New York and was directly responsible for the mergers of the systems, products and operations of The Bank of New York with Irving Trust Company. Prior to 1988, Mr. Ganley had held various executive positions at Irving Trust Company and was Group Executive responsible for Banking Operations activities, which comprised 13 divisions. He was also a member of Irving Trust Company's Senior Executive Management Committee.

Mr. Ganley received a Bachelors Degree in Economics from New York University and was a participant in Harvard University's program for management development.

     JIMMY C.M. HSU has been a director of the Company since 1994. From 1995 until 1996, Mr. Hsu was the Vice Chairman of Russ Berrie and Company, Inc. ("Russ Berrie"), a New York Stock Exchange listed company which manufactures and distributes toys and gifts to retail stores. Mr. Hsu joined Russ Berrie in 1979 as Vice President, Far East Operations. In 1987, he was appointed Senior Vice President and Director of World-Wide Marketing of Russ Berrie. In 1991, he was elected to the board of Russ Berrie and was appointed the position of Executive Vice President. In 1995, Mr. Hsu became Vice Chairman of Russ Berrie. Mr. Hsu is currently an independent investor.

     DONALD R. MONKS has been a director of the Company since April 1999. Mr. Monks is currently the Senior Vice President of The Bank of New York where he is a manager of the Banking Operations and Technology Sector as well as a member of the bank's Senior Policy Committee. Mr. Monks also serves on the Board of Directors of the Depository Trust Company and as a member, and past chairman, of the New York Clearing House Steering Committee and the CHIPCo Operating Committee. He is also Chairman of the Federal Reserve Bank's Payments Risk Advisory Committee. Mr. Monks holds a Masters Degree in Economics from the University of Delaware and a Bachelors Degree in Business Administration from Rider University.

     KRISHNAN P. THAMPI has been the President, Chief Operating Officer, Assistant Secretary, Treasurer and a director of the Company since March 1998. Prior to March 1998 and since 1992, Mr. Thampi was the Chief Financial Officer, Chief Operating Officer, Executive Vice President, Assistant Secretary and Treasurer of the Company and its predecessors. He became a director of the Company in 1994. From 1989 to 1992, he was a Senior Vice President for Administrative Services at The Bank of New York. From 1988 to 1989, he was a Senior Vice President for Systems Services at Irving Trust Company. He also performed controller and personnel management functions while at Irving Trust Company. Mr. Thampi has a Masters Degree in Business Administration from Columba University and a Bachelors Degree in Engineering from McGill University.

     YUPIN WANG has been a director of the Company since 1994. Mr. Wang is currently the President of W W International, a worldwide management consulting firm. Prior to establishing W W International in 1992, Mr. Wang was a member of the executive management team of International Business Machines Corp. ("IBM") from 1962 to 1992. He had held various positions at IBM, including Director of Marketing Operations, Director of Marketing Strategy and Director of Customer Satisfaction. As Director of Customer Satisfaction, he established IBM's Customer Satisfaction Management System, which contributed to IBM Rochester winning the Malcolm Baldrige Award. Mr. Wang received a Bachelors Degree in Economics from National Taiwan University and Masters Degrees from Oklahoma State University and New York University.

     Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office. Officers are elected by, and serve at the pleasure of, the Board of Directors.


STOCKHOLDER VOTE REQUIRED

     Election of each director requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.


COMMITTEES OF THE BOARD--BOARD MEETINGS

     The Board of Directors has established an audit, a compensation and a stock option and award committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in succeeding paragraphs. Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting or by written report.

     The Audit Committee of the Board of Directors currently consists of Dominic Chang, James Ganley and Yupin Wang. The Audit Committee held one meeting during the fiscal year ended December 31, 1998. The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of the performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.


     The Compensation Committee of the Board of Directors currently consists of Dominic Chang, James Ganley and Yupin Wang. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998. Generally, this Committee is to make recommendations to the Board of Directors as to the remuneration arrangements for directors and executive officers and other similar matters with respect to employees of the Company. It is intended to review guidelines for the administration of the Company's incentive programs. It also is intended to review and approve or make recommendations to the Board of Directors on any proposed plan or program which would benefit primarily the senior executive group.


     The Stock Option and Award Committee of the Board of Directors currently consists of James Ganley and Yupin Wang. The Stock Option and Award Committee held three meetings during the fiscal year ended December 31, 1998. The Stock Option and Award Committee is responsible for administering the Company's stock option plans and has such power and authority as is granted to it under such stock option plans. Specifically, the Stock Option and Award Committee determines the persons to be granted options as well as the exercise price and term of such options. The members of the Stock Option and Award Committee are not eligible to participate in any stock option plan they administer, except that they receive annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock. The Stock Option and Award Committee administers the Company's 1994 Stock Option Plan, 1996 Stock Incentive Plan, 1997 Stock Incentive Plan and the 1998 Stock Option and Award Plan.


     The Board of Directors does not have a nominating committee. This function is performed by the Board as a whole. The Board of Directors met or acted by unanimous written consent on 13 occasions during the fiscal year ended December 31, 1998. All directors attended at least 75% of the meetings held by the Board and committees of which they are members.


     There are no family relationships among any of the directors or executive officers of the Company. The Company's executive officers serve in such capacity at the pleasure of the Board of Directors.

                            EXECUTIVE COMPENSATION

     EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities paid to Dominic Chang, the Company's Chairman of the Board and Chief Executive Officer, Krishnan P. Thampi, the Company's President, Chief Operating Officer, Assistant Secretary, Treasurer and Director, Jeffrey
C. Key, the Chief Financial Officer, Pamela S. Charles, a Vice President, Secretary and General Counsel and William A. Schickler, III, a Senior Vice President (the "Named Executives") during 1996, 1997 and 1998. Other than the Named Executives, no other executive officer received compensation exceeding $100,000 during 1996, 1997 or 1998. The chart below reflects the positions held by the Named Executives during the relevant periods.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                            -------------------------------------------------
          NAME AND                                          OTHER ANNUAL
     PRINCIPAL POSITION      YEAR     SALARY    BONUS       COMPENSATION
--------------------------- ------ ----------- -------      ------------
Dominic Chang,              1998    $175,000   --           $   12,000(1)
Chairman of the Board       1997    $140,000   --           $    9,000(1)
and Chief Executive         1996    $120,000   --           $    9,000(1)(2)
Officer

Krishnan P. Thampi,         1998    $150,000   --           $    7,200(1)
President, Chief            1997    $120,000   --           $    7,200(1)
Operating Officer,          1996    $100,000   --           $    7,200(1)
Assistant Secretary,
Treasurer and Director

Jeffrey C. Key,             1998    $130,000   --                   --
Chief Financial Officer     1997          --   --                   --
                            1996          --   --                   --

Pamela S. Charles           1998    $110,000   --           $    4,800(1)
Vice President,             1997    $ 95,000   --           $    4,800(1)
Secretary and               1996          --   --                   --
General Counsel

William A. Schickler, III   1998    $100,000   --           $    4,800(1)
Senior Vice President       1997    $ 99,000   --           $    4,800(1)
                            1996    $ 99,000   --           $    4,800(1)

                                              LONG-TERM COMPENSATION
                                              -----------------------
                                                            LONG-TERM
                                RESTRICTED     SECURITIES   INCENTIVE
          NAME AND                STOCK        UNDERLYING     PLAN      ALL OTHER
     PRINCIPAL POSITION           AWARDS         OPTIONS     PAYOUTS   COMPENSATION
---------------------------     ----------    ------------ ---------- -------------
Dominic Chang,                         --             --       --     --
Chairman of the Board                  --             --       --     --
and Chief Executive                    --             --       --     --
Officer

Krishnan P. Thampi,                    --(3)      30,000       --
President, Chief                       --         90,132       --     --
Operating Officer,                     --        127,500       --     --
Assistant Secretary,
Treasurer and Director

Jeffrey C. Key,                $  534,375(4)     110,000       --     --
Chief Financial Officer                --             --       --     --
                                       --             --       --     --

Pamela S. Charles              $   36,986(5)      15,000       --     --
Vice President,                        --         22,500       --     --
Secretary and                          --         30,000       --     --
General Counsel

William A. Schickler, III      $   73,971(6)      15,000       --     --
Senior Vice President                  --         20,250       --     --
                                       --         67,500       --     --

----------
(1)   Includes amounts paid to lease an automobile.

(2) Does not include $650,000 earned by Mr. Chang as a contingent purchase price relating to the purchase by the Company in November 1995 of the Practice Tee, Inc.

(3) A restricted stock award of 170,250 shares of Common Stock was granted in December 1998 which award was terminated in February 1999.

(4) Represents a restricted stock award of 22,500 shares of Common Stock granted in March 1998 which award vests in three equal installments in


      March 1999, 2000 and 2001. A restricted stock award of 25,000 shares of Common Stock was granted in December 1998 which award was terminated in February 1999.

(5) Represents a restricted stock award of 2,250 shares of Common Stock granted in December 1998 of which 1,500 shares vest in January 1999 and 750 shares vest in January 2000.

(6) Represents a restricted stock award of 4,500 shares of Common Stock granted in December 1998 which award vests in three equal installments in January 1999, 2000 and 2001.

     The following table sets forth certain information concerning options granted to the Named Executives during the fiscal year ended December 31, 1998. No options were granted to Mr. Chang during the fiscal year ended December 31, 1998.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                                     VALUE
                                                                                            AT ASSUMED ANNUAL RATES
                                                                                                OF STOCK PRICE
                                                                                                  APPRECIATED
                                                 INDIVIDUAL GRANTS (1)                          FOR OPTION TERM
                            --------------------------------------------------------------- -----------------------
                              NUMBER OF
                              SECURITIES   PERCENT OF TOTAL
                              UNDERLYING   OPTIONS GRANTED   EXERCISE OR
                               OPTIONS     TO EMPLOYEES IN   BASE PRICE
            NAME             GRANTED (1)     FISCAL YEAR      ($/SHARE)    EXPIRATION DATE     5%($)       10%($)
--------------------------- ------------- ----------------- ------------ ------------------ ----------- -----------
Krishnan P. Thampi          30,000                 4%         $ 12.125   October 12, 2008    $258,360    $288,000
Jeffrey C. Key              90,000                12%         $ 23.750     March 16, 2008           0           0
                            20,000                 3%         $ 12.125   October 12, 2008    $172,240    $192,000
Pamela S. Charles           15,000                 2%         $ 12.125   October 12, 2008    $129,180    $144,000
William A. Schickler, III   15,000                 2%         $ 12.125   October 12, 2008    $129,180    $144,000

----------
(1) All options were granted pursuant to the 1998 Stock Option and Award Plan with the exception of the 90,000 options granted to Mr. Key which were granted under the Company's 1997 Stock Incentive Plan.


AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED DECEMBER 31, 1998 AND FISCAL YEAR END OPTION VALUES.


     The following table sets forth certain information concerning each exercise of stock options during the last completed fiscal year by each Named Executive and the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 1998 held by each Named Executive.


        OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                                                              ----------------------------- ----------------------------
                             SHARES ACQUIRED   VALUE REALIZED
            NAME             ON EXERCISE (#)        ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------- ----------------- --------------- ------------- --------------- ------------- --------------
Dominic Chang                          0               --         15,000             --      $  228,760            --

Krishnan P. Thampi                     0               --        212,544        132,588      $1,965,684      $699,769

Jeffrey C. Key                         0               --          6,000        110,000      $   37,500             0

Pamela S. Charles                 10,000          $81,679         17,500         40,000      $   30,625      $267,225

William A. Schickler, III              0               --         89,250         51,000      $  656,148      $266,420

     The following table sets forth certain information concerning the grant of restricted stock to each of the Named Executives during the fiscal year ended December 31, 1998. No restricted stock was granted to Mr. Chang during the fiscal year ended December 31, 1998.


             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                        PERFORMANCE OR
                                            NUMBER OF SHARES          OTHER PERIOD UNTIL
NAME                                   UNITS OR OTHER RIGHTS (#)     MATURATION OR PAYOUT
----                                  ---------------------------   ---------------------
Krishnan P. Thampi ................                 --  (1)           --  (1)

Jeffrey C. Key ....................               22,500(2)(3)           March 2001

Pamela S. Charles .................               2,250(4)               January 2000

William A. Schickler, III .........               4,500(5)               January 2001

----------
(1) A restricted stock award of 170,250 shares of Common Stock was granted in December 1998 which award was terminated in February 1999.

(2) A restricted stock award of 22,500 shares of Common Stock was granted in March 1998 which award vests in three equal installments in March 1999, 2000 and 2001. Such award is subject to forfeiture in the event the Named Executive's employment relationship with the Company terminates prior to vesting.

(3) A restricted stock award of 25,000 shares of Common Stock was granted in December 1998 which award was terminated in February 1999.

(4) A restricted stock award of 2,250 shares of Common Stock was granted in December 1998 of which 1,500 shares vest in January 1999 and 750 shares vest in January 2000. Such award is subject to forfeiture in the event the Named Executive's employment relationship with the Company terminates prior to vesting.

(5) A restricted stock award of 4,500 shares of Common Stock was granted in December 1998 which award vests in three equal installments in January 1999, 2000 and 2001. Such award is subject to forfeiture in the event the Named Executive's employment relationship with the Company terminates prior to vesting.


STOCK OPTION AND AWARD PLANS

     On July 19, 1994, the Board of Directors of the Company and stockholders of the Company adopted the Company's 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan provides for the grant of options to purchase up to 450,000 shares of Common Stock to employees, officers, directors and consultants of the Company. Options may be either "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employees directors, consultants and others, as well as to employees of the Company. On March 6, 1996 the Board of Directors of the Company adopted, and on June 7, 1996, the stockholders approved, the Company's 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan is identical to the 1994 Plan, except that the 1996 Plan provided (i) for the grant of options to purchase up to 750,000 shares of Common Stock and (ii) an automatic grant of non-qualified stock options to purchase 15,000 shares to each non-employee director upon his election or appointment to the Board of Directors and annual grants (commencing on the date the 1996 Plan was approved by stockholders) to each non-employee director of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant. On April 25, 1997, the Board of Directors of the Company adopted, and on June 24, 1997 the stockholders approved, the Company's 1997 Stock Incentive Plan (the "1997 Plan"). The 1997 Plan is identical to the 1996 Plan. On April 23, 1998, the Board of Directors of the Company adopted, and on June 26, 1998 the stockholders approved, the Company's 1998 Stock

Option and Award Plan (the "1998 Plan"). The 1998 Plan is identical to the 1997 Plan except that (i) it provides for the grant of stock awards (either outright or for a price determined) as well as options, (ii) it provides for grants of stock awards and options for up to 1,5000,000 shares of Common Stock to those employees, officers, directors, consultants or other individuals or entities eligible under the 1998 Plan to receive stock awards or options (each, a "Plan Participant") and (iii) no Plan Participant may receive more than an aggregate of 500,000 shares of Common Stock by grant of options and/or stock awards during the term of the 1998 Plan.

     The 1994 Plan, the 1996 Plan, the 1997 Plan and the 1998 Plan (collectively, the "Plans") are administered by the Plan Administrator, which is the Stock Option and Award Committee or the Board of Directors, which determines, among other things, those individuals who receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option and the option exercise price. Non-employee directors currently receive an automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock upon election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value on the date of such grant.

     The exercise price per share of Common Stock subject to an incentive stock option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plans, unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

     No stock option may be transferred by a Plan Participant other than by will or the laws of descent and distribution, and, during the lifetime of a Plan Participant, the option will be exercisable only by the Plan Participant. In the event of termination of employment other than by death or disability, the Plan Participant will have no more than three months after such termination during which the Plan Participant shall be entitled to exercise the option, unless otherwise determined by the Stock Option and Award Committee. Upon termination of employment of a Plan Participant by reason of death or permanent disability, such Plan Participant's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

     Options under the Plans must be issued within 10 years from their respective effective dates. Incentive stock options granted under the Plans, cannot be exercised more than 10 years from the date of the grant. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. All options granted under the Plans provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, a Plan Participant may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such Plan Participant's stock options with no investment.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance.

     As of December 31, 1998, options to purchase an aggregate of 2,248,500 shares of Common Stock have been granted under the Plans, of which options to purchase 280,648 shares have been exercised. In addition, on March 8, 1995, Messrs. Chang and Thampi were each granted options outside of the 1994 Plan to purchase 15,000 shares of Common Stock at $4.50 per share (the fair market value of the Common Stock on the date of such grant) in connection with an amendment to their respective employment agreements. These options became exercisable in March 1996 and are still outstanding. In addition, on March 7, 1996, various employees of the Company were granted options outside the Plans to purchase an aggregate of 80,250 shares of Common Stock at $13.25 (the fair market value of the Common Stock on the date of such grant), which options vest ratably over three years. On September 22, 1997, 18,750 options were granted outside of the Plans to a consultant at an exercise price of $15.083. On March 16, 1998 the Company made an award outside the 1998 Plan of 22,500 shares of restricted stock to Jeffrey Key, which award vests over three years.


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements, each expiring on December 31, 2001, with each of Mr. Chang and Mr. Thampi, pursuant to which each will devote at least 95% of his business time to the affairs of the Company. Pursuant to his employment agreement, Mr. Chang received a base salary of $120,000, $140,000 and $175,000 in 1996, 1997 and 1998, respectively, and will receive a base salary of $190,000, $205,000 and $220,000 in 1999, 2000, and 2001, respectively. Such base salaries are subject to additional increase within the discretion of the Board of Directors which will take into account, among other things, the performance of the Company and the performance, duties and responsibilities of Mr. Chang. Mr. Chang also receives use of a Company-leased automobile and will receive such bonuses as may be determined by the Board of Directors throughout the term of his employment agreement. The employment agreement also provides that Mr. Chang will not compete with the Company for two years after the termination of his employment.

     Pursuant to his employment Mr. Thampi received a base salary of $100,000, $120,000 and $150,000 in 1996, 1997 and 1998, respectively, and will receive a base salary of $165,000, $180,000 and $195,000 in 1999, 2000 and 2001,
respectively. Such base salaries are subject to additional increases within the discretion of the Board of Directors which will take into account, among other things, the performance of the Company and the performance, duties and responsibilities of Mr. Thampi. Mr. Thampi also receives use of a Company-leased automobile and will receive such bonuses as may be determined by the Board of Directors throughout the term of his employment agreement. The employment agreement also provides that Mr. Thampi will not compete with the Company for two years after the termination of his employment.

     In March 1998, the Company entered into a three-year employment agreement with Jeffrey C. Key pursuant to which Mr. Key serves as Chief Financial Officer of the Company and receives an annual base salary of $130,000, $140,000 and $150,000 during each year of the three-year term, respectively. Such base salary is subject to additional increase within the discretion of the Board of Directors which will take into account, among other things, the performance of the Company and the performance, duties and responsibilities of Mr. Key. Mr. Key also received 90,000 stock options under the Company's 1997 Plan and 22,500 restricted shares of the Company's Common Stock, all of which are subject to a three-year vesting schedule. Such restricted shares are forfeited if Mr. Key is not employed by the Company on the date such shares are scheduled to vest. The employment agreement also provides that Mr. Key will not compete with the Company for one year after the termination of his employment. In addition, the employment agreement provides that if following a change in control of the Company (as defined in the employment agreement), Mr. Key terminates his employment for good reason, he will be entitled to receive a lump sum payment equal to his base salary for the remaining term of the employment agreement, all previously earned and accrued benefits, continued full benefit coverage under all of the Company's benefit plans and fully vested benefits under all plans, including stock option plans.

     The Company does not have written employment agreements with any of its directors or executive officers other than Messrs. Chang, Thampi and Key.


SEVERANCE AGREEMENTS

     In April 1999 the Board of Directors authorized the Company to enter into Severance Agreements with each of the following Named Executives: Dominic Chang, Chief Executive Officer; Krishnan P. Thampi, President, Chief Operating Officer, Assistant Secretary and Treasurer; Jeffrey C. Key, Chief Financial Officers; Pamela S. Charles, Vice President, Secretary and General Counsel; and William Schickler, III, Senior Vice President.

     In general, the Severance Agreements provide that, upon termination of employment or other specified adverse change in the employment of any Named Executive following a Change of Control (as defined therein), the Company shall provide to each such Named Executive certain rights and benefits, including (i) a lump sum payment in cash in an amount equal to three time such Named Executive's yearly earnings, (ii) acceleration of all unvested stock options and restricted stock awards, and (iii) certain additional retirement and welfare benefits.


DIRECTOR'S COMPENSATION

     The Company's employee directors do not receive any additional compensation for their services as directors. Non-employee directors do not receive a fee for serving as such, but are reimbursed for expenses. In addition, non-employee directors participate in the Company's Plans. The Plans currently provide for the automatic grant of non-qualified stock options to purchase 15,000 shares of Common Stock to each non-employee director upon his or her election or appointment to the Board of Directors and annual grants of non-qualified stock options to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of such grant.


REPORT ON REPRICING OF STOCK OPTIONS

     The Company did not adjust or amend the exercise price of stock options previously awarded to the Named Executives during the last fiscal year.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Dominic Chang, James Ganley and Yupin Wang, each of whom is a non-employee member of the Company's Board of Directors, with the exception of Mr. Chang, who is also the Company's Chief Executive Officer and Chairman of the Board.


                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, other than compensation awarded pursuant to the Company's Plans which are administered by the Stock Option and Award Committee of the Board of Directors. Mr. Chang abstains from any vote regarding his compensation.

     The Stock Option and Award Committee is responsible for granting and setting the terms of stock option and awards under the Plans. Ganley and Wang serve on the Stock Option and Award Committee.


GENERAL POLICIES REGARDING COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive compensation policies are intended (1) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize stockholder returns, (2) to afford appropriate incentives for executives to produce sustained superior performance, and (3) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure typically consists of base salary and stock options or awards. Together, these components link each executive's compensation directly to individual and Company performance.

     Salary. Base salary levels reflect individual positions, responsibilities, experience, leadership and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's assessment of the individuals executive's performance and the Company's performance.

     Stock Option and Stock Awards. Stock options, which are granted at the fair market value of the Common Stock on the date of grant, and stock awards, which typically vest over time, are currently the Company's sole long-term compensation vehicle. Such stock options and awards are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

     In determining the size of individual options or stock grants, the Stock Option and Award Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award, and the range of potential compensation levels that the options and stock awards may yield. The number and timing of grants to executive officers are decided by the Stock Option and Award Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of options and stock awards, the Stock Option and Award Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Stock Option and Award Committee in awarding stock options and stock awards is to increase the stock ownership of the Company's management, the Stock Option and Award Committee does not, when determining the amount of awards, consider the amount of stock already owned by an officer (except as required by the terms of the 1998 Plan). The Stock Option and Award Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decision as to stock ownership and option exercises.


     In 1993, the Internal Revenue Code was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million. Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals ("performance-based compensation"). The Company intends that stock options granted under the Plans with an exercise price equal to or greater than the fair market value of the shares at the time of the grant will qualify as performance-based compensation. Stock awards will not qualify as performance-based compensation.


     The Company's compensation deduction for a particular executive's total compensation, including compensation realized with respect to stock awards, will be limited to $1 million. The Compensation Committee's philosophy with respect to the $1 million cap on the tax deductibility of executive compensation is to maximize the benefit of tax laws by seeking performance-based exemptions and related stockholder approval where consistent with the Company's compensation policies and practices.


COMPENSATION OF CHIEF EXECUTIVE OFFICER


     Mr. Chang's base salary for the fiscal year ended December 31, 1998 was determined by the terms of his employment agreement with the Company which is described elsewhere in this report. The members of the Compensation and Stock Option and Award Committees of the Company believe that Mr. Chang's base salary level and stock option grants are modest in comparison to the outstanding contributions Mr. Chang has made to the Company's growth and financial position during the last fiscal year.




COMPENSATION COMMITTEE    STOCK OPTION AND AWARD COMMITTEE
------------------------ ---------------------------------
  Dominic Chang          James Ganley
  James Ganley           Yupin Wang
  Yupin Wang

PERFORMANCE GRAPH


     The graph below compares the cumulative total stockholder return on the Common Stock for the last 49 months with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the Dow Jones Other Recreational Products Index over the same period (assuming the investment of $100 in the Common Stock, the NASDAQ Stock Market-(U.S.) Index and the Dow Jones Other Recreational Products Index on November 17, 1994, and the reinvestment of all dividends).


                COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN
                       AMONG FAMILY GOLF CENTERS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
              AND THE DOW JONES OTHER RECREATIONAL PRODUCTS INDEX


[GRAPHIC OMITTED]

                                                           CUMULATIVE TOTAL RETURN
                                  ----------------------------------------------------------------------------------
                                  11/17/94            12/94        12/95         12/96          12/97        12/98
FAMILY GOLF CENTERS, INC             100                98           298           492            512          484
NASDAQ STOCK MARKET (U.S.)           100                98           139           171            210          295
DOW JONES OTHER RECREATIONAL
  PRODUCTS                           100               104           137           164            203          223

*   $100 INVESTED ON 11/17/94 IN STOCK OR INDEX-
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING DECEMBER 31.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 26, 1999 regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, including Messrs. Chang and Thampi, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated and subject to community property laws where applicable, the persons named in the table below have sole voting and dispositive power with respect to the shares of Common Stock shown as beneficially owned by them. Information as to SAFECO Corporation, Warburg, Pincus Asset Management, Inc., West Highland Capital, Inc., and Scudder Kemper Investments, Inc. was derived from the Schedule 13G filed by each such stockholder, and, except for the percentage of ownership, reflects the information contained in the Schedule 13G as of the date such Schedule 13G was filed.




                                                               NUMBER OF SHARES                 PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED            OUTSTANDING SHARES
------------------------------------                          ------------------            ------------------
Dominic Chang (1) .................................              3,749,001(3)                      14.4%
SAFECO Corporation (2) ............................              3,654,150                         14.1%
Warburg Pincus Asset Management, Inc. (4) .........              2,159,500                          8.3%
West Highland Capital, Inc. (5) ...................              1,500,000                          5.8%
Scudder Kemper Investments, Inc. (6) ..............              1,372,320                          5.3%
Krishnan P. Thampi (1) ............................                363,013(7)                       1.4%
Jimmy C. M. Hsu (1) ...............................                174,375(8)                         *
James Ganley (1) ..................................                 53,250(9)                         *
Yupin Wang (1) ....................................                 15,000(10)                        *
Donald R. Monks (1) ...............................                 62,845(11)                        *
Jeffrey C. Key (1) ................................                 58,500(12)                        *
Pamela S. Charles (1) .............................                 22,250(13)                        *
William A. Schickler, III (1) .....................                102,700(14)                        *
All directors and executive officer of the
 Company as a group (14 persons) ..................              4,749,817(3)(7)(8)                18.3%
                                                                          (9)(10)(11)
                                                                          (12)(13)(14)(15)

----------
 *  Less than 1%

 (1) The address of the stockholder is: c/o Family Golf Centers, Inc., 538 Broadhollow Road, Melville, New York 11747.

 (2) The address of SAFECO Corporation ("SAFECO") is SAFECO Plaza, Seattle, Washington 98185. Includes an aggregate of 2,183,250 shares of Common Stock beneficially owned by registered investment companies for which a subsidiary of SAFECO serves as an adviser and by employee benefit plans for which SAFECO is a plan sponsor. SAFECO disclaims beneficial ownership of these shares.

 (3) Includes 1,000 shares of Common Stock owned by Mr. Chang's children. Includes 15,000 shares of Common Stock issuable upon exercise of options which are currently exercisable. Includes an aggregate of 800,000 shares pledged to banks to secure personal loans to Mr. Chang.

 (4) The address of Warburg Pincus Asset Management, Inc. ("WPAM") is 466 Lexington Avenue, New York, New York 10017. WPAM is an Investment Advisor registered with the Securities and Exchange Commission (the "SEC") under
     Section 208 of the Investment Advisors Act of 1940, as amended (the "Investment Advisors Act"). WPAM serves as investment advisor to many accounts including various registered investment companies. WPAM's accounts own 2,159,500 share of Common Stock listed above.

 (5) The address of West Highland Capital, LLC ("WHC") is 300 Drakes Landing Road, Suite 290, Greenbrae, CA 94904. WHC is a registered investment advisor whose clients have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares of Common Stock.

 (6) The address of Scudder Kemper Investments, Inc. ("SKI") is 345 Park Avenue, New York, NY 10154. SKI is an Investment Advisor registered with the SEC under Section 208 of the Investment Advisors Act. SKI provides investment advice to individuals, institutional clients and investment companies registered under Section 8 of the Investment Company Act of 1940 ("Managed Portfolios"). As a result of its role of advisor to such entities, SKI may be deemed to be the beneficial owner of the 1,372,320 shares of Common Stock, and has neither the right to receive dividends from nor the proceeds from the sale of any such shares by the Managed Portfolios. SKI Managed Portfolios have the right to receive all dividends and proceeds from the sale of such shares of Common Stock. SKI disclaims beneficial ownership of such shares.

 (7) Includes 225,088 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

 (8) Does not include 66,250 shares of Common Stock beneficially owned by Mr. Hsu's brother. Mr. Hsu disclaims beneficial ownership of his brother's shares. Includes 18,000 shares of Common Stock issuable upon exercise of options which are currently exercisable.

 (9) Includes 25,500 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(10) Includes 15,000 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(11) Includes 2,999 shares owned by Mr. Monks' daughter.

(12) Includes 36,000 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(13) Includes 20,000 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(14) Includes 91,000 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

(15) Includes (i) 236,999 shares of Common Stock issuable upon the exercise of options which are currently exercisable, (ii) 39,750 restricted shares of Common Stock awarded under the 1998 Plan, and (iii) 833 shares of Common Stock beneficially owned by the spouse of an officer of the Company. Excludes 195,250 restricted shares of Common Stock which were awarded under the 1998 Plan and which were terminated in February 1999.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Chang is a guarantor of $3 million principal amount loaned to the Company by ORIX USA Corporation in May 1995. Such loan matures in May 2000.

     The Company paid $280,000 during fiscal year 1998 to Executive Fliteways, Inc., a company which manages, maintains and charters aircrafts, including an aircraft owned by OAI Air, L.L.C., a company of which Mr. Chang is a principal. Amounts paid to Executive Fliteways, Inc. were in consideration for use of OAI Air's aircraft by the Company's executives for business purposes.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with; except two reports were filed late, one each by Messrs. Wang and Key.


                                  PROPOSAL 2


                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Richard A. Eisner & Company, LLP has served as independent accountants for the Company since its inception in 1994.

     The Board of Directors of the Company has appointed Richard A. Eisner & Company, LLP as independent accountants for the 1999 fiscal year and to render other professional services as required.

     The appointment of Richard A. Eisner & Company, LLP is being submitted to stockholders for ratification.

     Representatives of Richard A. Eisner & Company, LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


STOCKHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the shares of the Company's voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote with respect thereto is required to ratify the appointment of public accountants.


                                 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1998 is being mailed to stockholders with this proxy statement.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's offices at 538 Broadhollow Road, Melville, New York 11747 no later than February 3, 2000, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations.

     With respect to stockholder proposals or other business to be considered at the annual meeting of stockholders, the Company's By-laws provide that a stockholder of record must give written notice to the Secretary of the Company not less than 60 nor more than 90 days before the meeting. The notice must set forth: (i) a brief description of the business to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a description of all arrangements or understandings between such stockholder and any other person relating to the proposal, and (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose the items of business and whether such stockholder will solicit proxies from stockholders. The By-laws further provide that, notwithstanding the foregoing provisions, stockholders wishing to have a proposal included in the Company's proxy statement shall comply with the applicable requirements of the Exchange Act, and the rules and regulations thereunder and shall have the rights provided by Rule 14a-8 under such Act.

                                 OTHER MATTERS


     The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 31, 1998 is incorporated herein by reference.


     THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FAMILY GOLF CENTERS, INC., 538 BROADHOLLOW ROAD, MELVILLE, NEW YORK 11747.

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